Exhibit 99.1

MANNATECH, INC. REPORTS THIRD QUARTER EARNINGS

Coppell, TX November 9, 2006 Mannatech, Inc. (NASDAQ – MTEX) today reported record earnings for its third quarter 2006 of $0.36 cents per diluted share, up 13% from third quarter 2005 earnings of $0.32 per diluted share. Net income for the quarter reached a record of $9.7 million with a net profit ratio of 9.7%. The 1 point net profit rate improvement versus prior year was partially due to a lower effective tax rate in the quarter. Pretax profit was $12.7 million for the quarter compared to $13.0 million, down 0.2% versus prior year.

Total third quarter net sales were $99.6 million, slightly below prior year sales of $100.2 million. Total current Mannatech independent Associates and Members grew to 536,000 as of September 30, 2006, an increase of 14% compared with the same period of the prior year. The record current independent Associate and Member count resulted from a higher retention of continuing Associates, partially offset by a decrease in new Associates for the period.

Sam Caster, Board Chairman and CEO, commented, “Several factors contributed to our sales softness in the quarter. As I indicated in our second quarter call, sales momentum was impacted by a key product reformulation late last year. In addition, the VP of Sales position has remained open since April of this year and that combined with an overhang from negative press may have also impacted recruiting. However, we are pleased with our high retention rate for our Associates, as evidenced by the 36% growth in our continuing associate base and a 4% sales increase in finished product sales for the third quarter versus the prior year quarter.”

Mr. Caster continued, “We believe we have taken the necessary steps to address these issues which included the launch of a reformulated Advanced Ambrotose™ in mid 2006 and the introduction of a new recruiting incentive program. We expect to announce the addition of a highly experienced direct selling professional for our VP of Sales position in the near future. In addition in the Fourth Quarter we are launching PhytoMatrix, a revolutionary new vitamin/mineral supplement, which we believe will help revitalize both revenue and recruiting.”

Net income for the 9 months ending September 30, 2006, grew to $24.2 million, an increase of 26% compared to prior year, and diluted earnings per share grew to $0.89, up 29% through September 2006 versus the prior year. Year-to-date sales through September reached $303.3 million, up 5.3% from 2005. Sales of finished product grew 9% in the same period.

Mannatech also expended $3.0 million to repurchase 213,701 shares of its common stock in the third quarter

The number of new and continuing independent Associates and Members during the last 12-months ended September 30, 2005 and 2006 were as follows:

	For the twelve months ended September 30,
Current Independent Associates and Members	(revised*) 2005		2006		Number and percentage change
New	228,000	48.5%	208,000	38.9%	(20,000)	(8.8%)
Continuing	242,000	51.5%	328,000	61.1%	86,000	35.5%

Total	470,000	100%	536,000	100%	66,000	14.0%

*	In the third quarter 2005, we originally reported on our Form 10-Q, the split between new and continuing independent Associates and members to be 219,000, 46.6%, and 251,000, 53.4%, respectively. The original calculation included a miscalculation in the allocation between new and continuing Associates. However, the total number of independent associates was correctly reported at 470,000.

Net sales primarily shipped to customers in these locations, in dollars, and as a percentage of consolidated net sales, were as follows:

	Three months ended September 30,				Nine months ended September 30,
	2005		2006		2005		2006
	(in millions)				(in millions)
United States	$66.5	66.3%	$65.7	66.0%	$192.3	66.8%	$202.8	66.9%
Canada	7.0	7.0%	6.7	6.7%	20.9	7.3%	21.6	7.1%
Australia	9.3	9.3%	7.5	7.5%	26.3	9.1%	22.8	7.5%
United Kingdom	2.1	2.1%	1.8	1.9%	6.9	2.4%	5.7	1.9%
Japan	9.1	9.1%	10.0	10.0%	25.9	9.0%	30.1	9.9%
New Zealand	3.7	3.7%	2.1	2.1%	11.3	3.9%	6.8	2.2%
Republic of Korea	1.5	1.5%	3.3	3.3%	2.9	1.0%	7.2	2.4%
Taiwan*	0.9	0.9%	0.8	0.8%	1.3	0.5%	2.7	0.9%
Denmark**	0.1	0.1%	1.0	1.0%	0.1	0.0%	2.4	0.8%
Germany***	—	—%	0.7	0.7%	—	—%	1.2	0.4%

Totals	$100.2	100%	$99.6	100%	$287.9	100%	$303.3	100%

*	Taiwan began operations in June 2005.

**	United Kingdom began shipping products to Denmark in August 2005.

***	United Kingdom began shipping products to Germany in March 2006.

Conference Call

Mannatech will hold a conference call and webcast to discuss this announcement with investors on Friday, November 10, 2006 at 10:00 AM ET. Investors may listen to the call by accessing Mannatech’s website at http://www.mannatech.com.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products that are sold through approximately 536,0000 independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “enthusiastic,” “demonstrates,” “ intends,” “optimistic,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, VP Treasury & Investor Relations

Investor Relations

(972) 471-6512

ir@mannatech.com

Corporate web site: www.mannatech.com

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2005	September 30, 2006
		(unaudited)
ASSETS
Cash and cash equivalents	$56,207	$39,943
Short-term investments	1,974	—
Restricted cash	2,777	3,129
Accounts receivable	548	1,442
Income tax receivable	—	809
Inventories, net	19,811	20,145
Prepaid expenses and other current assets	3,471	4,052
Deferred tax assets	671	628
Note receivable from affiliate	153	160

Total current assets	85,612	70,308
Long-term investments	15,375	25,375
Property and equipment, net	10,951	14,961
Construction in progress	8,157	21,175
Long-term restricted cash	1,476	2,191
Other assets	1,121	1,450
Long-term deferred tax assets	103	144

Total assets	$122,795	$135,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital lease	$23	$76
Accounts payable	5,476	4,742
Accrued expenses	16,941	16,584
Commissions and incentives payable	15,588	13,414
Taxes payable	5,773	1,865
Deferred revenue	3,712	3,954
Current deferred tax liabilities	—	184

Total current liabilities	47,513	40,819
Capital lease, excluding current portion	—	302
Long-term royalties due to an affiliate	3,341	2,990
Long-term deferred tax liabilities	1,086	6,155
Long-term liabilities	537	630

Total liabilities	52,477	50,896
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,404,513 shares issued and 26,738,364 shares outstanding in 2005 and 27,607,081 shares issued and 26,399,987 shares outstanding in 2006	3	3
Additional paid-in capital	36,699	38,650
Retained earnings	42,505	62,459
Accumulated other comprehensive loss	(1,098)	(1,613)

	78,109	99,499
Less treasury stock, at cost, 666,149 shares in 2005 and 1,207,094 in 2006	(7,791)	(14,791)

Total shareholders’ equity	70,318	84,708

Total liabilities and shareholders’ equity	$122,795	$135,604

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
Net sales	$100,216	$99,558	$287,960	$303,300
Cost of sales	14,478	13,497	43,186	42,777
Commissions and incentives	44,403	43,977	129,326	135,349

	58,881	57,474	172,512	178,126

Gross profit	41,335	42,084	115,448	125,174
Operating expenses:
Selling and administrative expenses	16,136	16,562	48,595	52,569
Other operating costs	12,415	14,051	36,587	39,724

Total operating expenses	28,551	30,613	85,182	92,293

Income from operations	12,784	11,471	30,266	32,881
Interest income	469	599	1,254	1,763
Other income (expense), net	(288)	670	(1,188)	805

Income before income taxes	12,965	12,740	30,332	35,449
Provision for income taxes	(4,232)	(3,052)	(11,120)	(11,241)

Net income	$8,733	$9,688	$19,212	$24,208

Earnings per share:
Basic	$0.32	$0.37	$0.71	$0.91

Diluted	$0.32	$0.36	$0.69	$0.89

Weighted-average common shares outstanding:
Basic	27,015	26,446	27,065	26,663

Diluted	27,738	27,044	27,899	27,280